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                                                                     EXHIBIT 21




                            SUBSIDIARIES OF NOBLE AFFILIATES, INC.


    The following table sets forth the subsidiaries of Noble Affiliates, Inc. as of March 15, 1995.


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

                                                                             State of Jurisdiction
      Subsidiary                                                                or Organization
      ----------                                                            -----------------------
Samedan Oil Corporation 1/                                                          Delaware

Noble Gas Marketing, Inc. 1/                                                        Delaware

Noble Gas Pipeline, Inc. 2/                                                         Delaware

Samedan Oil of Canada, Inc. 3/                                                      Delaware

Samedan of North Africa, Inc. 3/                                                    Delaware

Samedan Oil of Indonesia, Inc. 3/                                                   Delaware

Samedan Pipe Line Corporation 3/                                                    Delaware

Samedan Royalty Corporation 3/                                                      Delaware

Samedan of Tunisia, Inc. 3/                                                         Delaware

Samedan - NEEI Exploration Company 4/                                               Oklahoma

_______________________________

1/  100% owned by Noble Affiliates, Inc.

2/  100% owned by Noble Gas Marketing, Inc.

3/  100% owned by Samedan Oil Corporation.

4/ 50% general partnership interest owned by Samedan Oil Corporation.

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